SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2010

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reference is made to Items 1.01 and 8.01(c) of the Form 8-K that Ampio Pharmaceuticals, Inc. (the “Company,” “Ampio” or “we”) filed with the SEC on November 12, 2010, which we refer to as the Form 8-K. In the Form 8-K, we described the expected closing of the acquisition of DMI BioSciences, Inc. (“BioSciences”) into escrow on or about November 12, 2010. Subsequently, we determined that the closing could not occur before a registration statement on Form S-4 was filed and declared effective by the SEC. Consequently, we, DMI BioSciences, the control shareholders and the escrow agent agreed to rescind the escrow agreement. We and the other parties to the escrow agreement have instructed the escrow agent to return any and all escrowed documents to the supplying party.

We have filed as Exhibit 2.6 hereto the following material contracts to which the Company is a party, as more completely described below: Amendment to Agreement and Plan of Merger, dated December 31, 2010.

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2011, we filed Amendment No. 1 to the Form 8-K (the “Amended 8-K”). The Amended 8-K was filed in order to describe the terms of the proposed acquisition of BioSciences, and described the terms of the Merger Agreement by and among the Company, BioSciences, Ampio Acquisition, Inc., a wholly-owned subsidiary of Ampio, and the Control Shareholders of BioSciences. As of December 31, 2010, we entered into an Amendment to the Agreement and Plan of Merger (the “Amendment”), by which we, BioSciences and the other parties to the Merger Agreement agreed to make certain modifications to the Merger terms. These modifications included the following material changes:

•

The parties acknowledged and agreed that the vote of the BioSciences shareholders held on September 14, 2010 was advisory and non-binding in nature, and for purposes of the Merger Agreement is null and void and shall not be considered in any respect to have satisfied BioSciences’ obligation to secure approval of its shareholders of the Merger, the Merger Agreement and other transactions contemplated by the Merger Agreement;

•	Ampio waived all rights, if any, that it had to enforce the Merger Agreement on the basis of the September 14, 2010 vote of BioSciences shareholders;

•

Notwithstanding any other provision of the Merger Agreement, the parties agreed that the approval by consent of at least 66 2/3 % of BioSciences’ shareholders would be sufficient for approval of the Merger, the Merger Agreement and other transactions contemplated by the Merger Agreement;

•

The Merger and the Closing shall occur only after (i) Ampio files a registration statement on Form S-4 to register the Merger Stock and that registration statement has been declared effective by the SEC, and (ii) BioSciences provides a definitive information statement/prospectus to each of its shareholders in the form included by Ampio in the registration statement filed with the SEC, which filing occurred on January 7, 2010;

•

The information statement/prospectus will disclose that BioSciences shareholders holding at least 66 2/3 % of BioSciences common stock have agreed to consent to the approval and adoption of the Merger Agreement, as amended, and to approve the Merger and the other transactions contemplated by the Merger Agreement, subject to the satisfaction of the conditions in (i) and (ii) immediately above;

•

The BioSciences shareholders who are not party to a consent approving the Merger are again provided the right to exercise dissenters’ rights, regardless of whether such persons were previously given the opportunity to exercise dissenters’ rights under applicable Colorado law;

•

At the Closing, no BioSciences purchase rights will remain outstanding, as (i) all “in-the-money” BioSciences rights will be extinguished in exchange for 405,066 shares of Merger Stock, and (ii) all “out-of-the-money” BioSciences rights, being 250,850 BioSciences stock options, will be exchanged for 212,693 Ampio stock options, on terms as nearly equal as possible to those in the BioSciences rights, subject to the exchange ratio;

•

The BioSciences and Ampio boards of directors were directed to refer to the price of Ampio common stock on September 3, 2010, the date immediately prior to the execution of the Merger Agreement, at which time the last reported sale of Ampio common stock occurred at a price of $1.90 per share, for purposes of determining BioSciences rights that are “in-the-money” or “out-of-the-money;”

•

A specific representation and warranty that there are no other BioSciences rights or BioSciences convertible securities issued or outstanding at the date of the Amendment, except as described above and except as are being extinguished under the Conversion Agreement (which is filed under cover of the Amended 8-K);

•

A requirement that the BioSciences Shareholders and persons holding “in-the-money” BioSciences rights to agree not to sell, pledge, hypothecate, borrow against, hedge, or otherwise transfer the economic incidents of ownership of the Merger Stock received by them prior to December 31, 2011, except with respect to permitted transfers described in a Lock-Up Agreement, the form of which has been filed as an amendment to Ampio’s registration statement; provided, however, that executive and non-executive officers of BioSciences who receive Merger Stock or Ampio stock in lieu of BioSciences rights, and executive and non-executive officers and employees of Ampio at the time of the Merger, will be required to execute Lock- Up Agreements covering the Merger Stock, and any other Ampio shares of common stock or Ampio rights owned by such persons prior to, or following, the Closing for a period through February 28, 2012.

•

Revised the definition of Merger Stock to mean 8,667,905 shares of Ampio Common Stock, which before distribution to the BioSciences shareholders will be reduced by (i) 500,000 shares of Merger Stock allocated by BioSciences to conversion of approximately $500,000 in BioSciences indebtedness immediately prior to the effective time under the Conversion Agreement, a copy of which was filed under cover of the Amended 8-K (and the contemporaneous extinguishment and cancellation of accrued interest and penalties or whatever kind or nature that are otherwise due under the instruments described in the Conversion Agreement), and (ii) 405,066 shares of Merger Stock allocated to net issuances to BioSciences rights holders as described above.

•

Revised the indemnification terms, including reducing the number of shares of Merger Stock from 750,000 shares to 250,000 shares that will be escrowed to address indemnification obligations of BioSciences, and shortening the escrow period such that it will terminate December 31, 2011.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.6 to this Amendment No. 2 to Form 8-K.

Item 2.01	Acquisition or Disposition of Assets

The information regarding the Merger and the Merger Agreement set forth in Item 1.01 of this Amendment No. 2 to Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Cautionary Statements Regarding the Merger and the Merger Agreement, As Amended

The Merger Agreement is filed as an exhibit to Amendment No. 1 to the Current Report on Form 8-K, and the Amendment to the Merger Agreement is filed as an exhibit to this Amendment No. 2 to the Current Report on Form 8-K. Those filings provide investors and security holders with information regarding the terms of the Merger. The filing of the Merger Agreement, as amended, is not intended to provide any other factual information about Ampio, BioSciences, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement, as amended, were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, as amended, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, as amended, instead of establishing these matters as facts. The Merger Agreement, as amended, may also be subject to standards of materiality deemed relevant to the contracting parties that differ from those matters which may be deemed material to investors. Investors are not third party beneficiaries under the Merger Agreement, as amended, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Ampio, BioSciences, or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, as amended, which subsequent information may or may not be fully reflected in Ampio’s public disclosure.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this report:

2.6	Amendment to Agreement and Plan of Merger (the “Amendment”) by and among the Company, Ampio Acquisition, Inc., a wholly-owned subsidiary of the Company, DMI BioSciences, Inc. (“BioSciences”), and the control shareholders of BioSciences, dated as of December 31, 2010.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,”“believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 7, 2011 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: January 7, 2011	By:	/s/ Donald B. Wingerter, Jr.
Name: Donald B. Wingerter, Jr.
Title: Chief Executive Officer

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